UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

LIFEWAY FOODS, INC.
(Name of Registrant as Specified In Its Charter)
Edward Smolyansky
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒ No fee required
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION DATED MAY 9, 2023

LIFWAY FOODS, INC.
2023 Annual Meeting of Shareholders

Proxy Statement of
Edward Smolyansky

Fellow shareholders:

Edward Smolyansky (“Mr. Smolyansky”) is a long-time shareholder and a former director and executive officer of Lifeway Foods, Inc. (the “Company”). He exercises sole voting control over 2,197,772 shares of the Company’s common stock, representing approximately 15.0% of the Company’s outstanding shares as of the record date for the Company’s 2023 annual meeting of shareholders, to be held at 2:00 p.m. Central Time on June 15, 2023 (this meeting, together with all adjournments, postponements or continuations thereof, or any other meeting of Company’s shareholders held in lieu thereof, is referred to in this proxy statement as the “2023 Annual Meeting”). And together, Edward Smolyansky and Ludmila Smolyansky, who is one of the other participants in this proxy solicitation, exercise sole voting control over 4,149,902 shares of the Company’s common stock, representing approximately 28.3% of the Company’s outstanding shares of common stock as of the record date for the 2023 Annual Meeting. The 2023 Annual Meeting will be held in a virtual meeting format only at the following website: meetnow.global/MA2G2XN. You will not be able to attend the 2023 Annual Meeting physically.

In light of the Company’s recent historical performance, and for other reasons discussed in this proxy statement, Mr. Smolyansky believes it is now in the best interest of the Company and its shareholders to explore the Company’s strategic alternatives, including a potential sale of the Company. However, he believes that the Company’s current board of directors has not pursued these steps diligently. Accordingly, he is furnishing you with this proxy statement to ask you to join the effort to elect alternative director nominees at the 2023 Annual Meeting. This solicitation is being made by Mr. Smolyansky, and not by the Company’s board of directors.

Mr. Smolyansky believes that each of his proposed nominees, which include Mr. Smolyansky, Ludmila Smolyansky, Robert Whalen, Austin Hollis, Iana Trifonova, Michael Leydervuder and Richard Beleutz (who are referred to collectively in this proxy statement as the “Shareholder Nominees”), will help the Company establish a new strategic plan that creates better value for shareholders. If you support this effort, then you are urged to take the following steps:

•	If you hold shares registered in your name, please complete, sign, date and return the enclosed GREEN universal proxy card using the enclosed pre-paid envelope today; and

•	If you hold your shares through a brokerage or other institution, please contact the person responsible for your account and give instructions that the GREEN universal proxy card be completed, signed, dated and returned for your shares.

When completing the GREEN universal proxy card, you are urged to grant authority to vote FOR each of the Shareholder Nominees named above, and WITHHOLD with respect to all of the Company’s nominees other than Ludmila Smolyansky (who are referred to collectively in this proxy statement as the “Opposed Nominees”).

Very truly yours,

This proxy statement and the accompanying GREEN universal proxy card are first being sent or given to Company shareholders on or about          , 2023.

Background of this Proxy Solicitation

Lifeway Foods, Inc. is the largest producer and marketer of kefir in the U.S. and an important player in the broader market spaces of probiotic-based products and natural, “better for you” foods.

On October 14, 2021, Edward Smolyansky (referred to in this proxy statement as “Mr. Smolyansky”) and Ludmila Smolyansky, Mr. Smolyansky’s mother and a director of the Company, filed an amendment to their Schedule 13D stating that Mr. Smolyansky intended to nominate up to three candidates for election to the Company’s board of directors (the “Board”) at the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”).

On October 15, 2021, Mr. Smolyansky notified the Board of his intention to nominate three candidates for election to the Board at the 2021 Annual Meeting.

On October 18, 2021, the Company held the 2021 Annual Meeting. At the 2021 Annual Meeting, the Company informed shareholders that no shareholder had notified the Company of any additional candidates for election to the Board in accordance with the advance notice requirements of the Company’s bylaws, notwithstanding the fact that the Company’s bylaws contained no such requirements, and proceeded to hold a vote without the inclusion of Mr. Smolyansky’s nominees. Following the meeting, effective January 19, 2022, the Board amended the Company’s bylaws to add an advance notice requirement to the Company’s bylaws.

On January 4, 2022, the Company announced that Mr. Smolyansky’s employment with the Company had concluded, and that it had provided written notice to Ludmila Smolyansky terminating the Amended and Restated Consulting Agreement, dated December 28, 2020, between the Company and Ludmila Smolyansky.

On February 21, 2022, Mr. Smolyansky and Ludmila Smolyansky notified the Board of their belief that the Company should replace its CEO and commence an exploration of the Company’s strategic alternatives. Mr. Smolyansky and Ludmila Smolyansky filed an amendment to their Schedule 13D to that effect on February 24, 2022.

On March 10, 2022, Mr. Smolyansky notified the Company that he intended to nominate five candidates for election as directors at the Company’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”).

Subsequently, the Company entered into a Settlement Agreement, dated as of July 27, 2022 (the “Settlement Agreement”), with Mr. Smolyansky and Ludmila Smolyansky that terminated a potential proxy contest with respect to the appointment of new directors to the Board. Pursuant to the Settlement Agreement, the Company agreed, among other things, that the Board’s Audit and Corporate Governance Committee would oversee a review of strategic alternatives for the Company and engage a nationally recognized financial advisor to assist it with the exploration of strategic alternatives. In addition, Mr. Smolyansky and Ludmila Smolyansky agreed, among other things, to refrain from taking certain actions, including proposing any nominee for election to the Board, until ten days prior to the deadline for the submission of shareholder nominations for the Company’s 2023 annual meeting of shareholders (which obligations are referred to in this proxy statement as the “Standstill Obligations”).

On November 7, 2022, the Company entered into an amendment to the Settlement Agreement with Mr. Smolyansky and Ludmila Smolyansky, which, among other things, extended the term of the Standstill Obligations until the earlier of (i) the day of the Company’s 2024 annual meeting of shareholders and (ii) the date of any material breach by the Company of certain of its obligations under the Settlement Agreement, including its obligations with respect to the review of strategic alternatives and engagement of a nationally recognized financial advisor, other than a breach resulting from Mr. Smolyansky or Ludmila Smolyansky.

On February 10, 2023, Mr. Smolyansky and Ludmila Smolyansky notified the Company regarding potential breaches of the Settlement Agreement.

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On February 22, 2023, the Company provided a written response, claiming that it had not materially breached the Settlement Agreement, and noting that a committee of the Board had approved the engagement of a nationally recognized financial advisor, and that certain terms of an engagement were being negotiated and remained subject to approval by the committee. Mr. Smolyansky and Ludmila Smolyansky filed an amendment to their Schedule 13D to that effect on February 24, 2023.

On March 16, 2023 and March 17, 2023, Mr. Smolyansky notified the Company, in accordance with the Company’s bylaws, that he intended to nominate seven candidates for election as directors at the 2023 Annual Meeting and that he intended to solicit proxies in accordance with the relevant conditions of Rule 14a-19 under the Securities Exchange Act of 1934 (the “Exchange Act”).

On April 14, 2023, the Company filed a lawsuit against Ludmila Smolyansky and Mr. Smolyansky in the Circuit Court of Cook County, Illinois. The Company alleged, among other claims, that Ludmila Smolyansky and Mr. Smolyansky breached the Settlement Agreement and certain contractual obligations. In addition, the Company disclosed in its complaint that, as of the date of its filing, the Company had still not engaged a financial advisor.

On April 30, 2023, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to the 2023 Annual Meeting, which disclosed that the 2023 Annual Meeting had been scheduled for June 15, 2023.

On May 5, 2023, Mr. Smolyansky again notified the Company, in accordance with the Company’s bylaws, that he intended to nominate seven candidates for election as directors at the 2023 Annual Meeting, and that he intended to solicit proxies in accordance with the relevant conditions of Rule 14a-19 under the Exchange Act.

On May 9, 2023, Mr. Smolyansky filed a preliminary proxy statement with the SEC.

Reasons for this Solicitation

Mr. Smolyansky believes that the Shareholder Nominees will be able to engage in an independent and objective evaluation of the Company’s recent financial performance and the Company’s strategic alternatives.

The 2023 Annual Meeting

The 2023 Annual Meeting is scheduled to be held at 2:00 p.m., Central Time, on June 15, 2023, exclusively by webcast at the following website: meetnow.global/MA2G2XN .. Shareholders of record as of the close of business on April 17, 2023 (referred to as the “record date”) are entitled to receive notice of, and vote at, the 2023 Annual Meeting. At the 2023 Annual Meeting, shareholders will be asked to:

1.	Elect eight (8) directors to serve until the Company’s 2024 annual meeting of shareholders (or until successors are elected and qualified);

2.	Ratify Grant Thornton LLP as the Company’s independent auditor for fiscal year 2023;

3.	Approve, by non-binding advisory vote, executive compensation; and

4.	Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

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PROPOSAL 1
Election of Directors

Mr. Smolyansky proposes that the Company’s shareholders elect Ludmila Smolyansky, Edward Smolyansky, Robert Whalen, Austin Hollis, Iana Trifonova, Michael Leydervuder and Richard Beleutz as directors of the Company at the 2023 Annual Meeting, to serve until the Company’s 2024 annual meeting of shareholders, or until their successors are duly elected and qualified in accordance with the Company’s Amended and Restated By-Laws (which are referred to in this proxy statement as the “Bylaws”). Below is a summary of certain important information regarding each of the Shareholder Nominees. Please see “Annex I — Additional Information Regarding the Participants,” for additional information about the Shareholder Nominees, including their beneficial ownership of Company common stock.

Nominee	Background
Ludmila Smolyansky

Ludmila Smolyansky, 73, has served as a director of the Company since 2002, and unanimously elected as the Chairperson of the Board in November 2002. She has been the operator of several independent delicatessen and gourmet food distributorship businesses, and imported food distributorships, and been a leading force in the health food market for over 40 years. Ludmila Smolyansky and Michael Smolyansky founded Lifeway and she served as the Company’s General Manager. In 2010, she retired as a Company employee. She continued to serve the Company as its Chairperson of the Board until August 2022 and served as a consultant to the Company from 2011 until January 2022. Ludmila Smolyansky is the mother of Julie Smolyansky, the Company’s the Chairperson, President, Chief Executive Officer and Secretary, and Edward Smolyansky.

Ludmila Smolyansky brings many years of food industry experience, historical perspective, and operational expertise to the Board. Her knowledge qualifies her for service on the Board. She brings to bear her historical knowledge of the Company’s business and industry to advise the Board on what strategies have been and can be successful and why. Her business acumen allows her to provide the Board with perspectives regarding strategic planning. Her significant consumer products experience and international food industry background provide her with a broad understanding of the operational, financial, and strategic issues facing public companies like the Company. In addition, as a founder and pioneer in cultured dairy, she has been a recognized leader in the organic and natural products industry for decades. Ludmila Smolyansky’s in-depth knowledge about the Company, other manufacturers, and distributors and retailers across varying channels of distribution make her well qualified for service on the Board and led to the conclusion that she should serve as a director, in light of the Company’s business and structure.

Edward Smolyansky

Mr. Smolyansky, 43, served as a director of the Company from 2017 until the 2022 annual meeting of shareholders of the Company. Prior to January 2022, he also served as the Company’s Chief Operating Officer. He was appointed as Chief Financial and Accounting Officer and Treasurer of the Company in November 2004 and appointed as the Chief Operating Officer and Secretary in 2012. He resigned my titles as Chief Financial Officer on January 1, 2016 and as Chief Accounting Officer on August 8, 2016. He retained his title of Chief Operating Officer when the Board appointed Eric Hanson as Treasurer and as Secretary on October 4, 2019. Mr. Smolyansky also served as Lifeway’s Controller from June 2002 until 2004. Mr. Smolyansky received a bachelor’s degree in finance from Loyola University of Chicago in December 2001. Mr. Smolyansky is the brother of Chairperson, President, CEO and Secretary, Julie Smolyansky, and the son of Ludmila Smolyansky, one of the Company’s directors and director nominees, and one of the Shareholder Nominees.

Mr. Smolyansky has over fifteen years of extensive financial and operations experience in the dairy and consumer packaged goods industries. Under his operational leadership, the Company has successfully integrated several strategic acquisitions and successfully led the development of both manufacturing processes and products. As the former Chief Operating Officer and former Chief Financial Officer of a publicly traded company, he brings experience working with the investor community and financial institutions. In addition, as a member of the Company’s founding family, he is a recognized leader in the dairy and probiotic products industry with an in-depth knowledge of manufacturers, distributors and retailers across all the Company’s channels of distribution, all of which led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

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Nominee	Background
Robert Whalen

Mr. Whalen, 55, has over 20 years of experience in the capital markets and investment management. In 2018, he co-founded, and is currently the Managing Partner of, Atlys Group, LLC, a diversified business group that engages in disaster recovery, pandemic solutions, private equity and other businesses. From 2019 to 2020, Mr. Whalen served as a director of FairWind Energy Inc. a publicly traded development stage corporation focused on the design, engineering and manufacturing of composite products, specifically the supply products to the oil and gas industry. From 1991 through 2008, Mr. Whalen held a variety of positions with American Express Financial Advisors, most recently serving as Group Vice President from 2004 until 2008, leading over 600 financial advisors and staff and over $14 billion in assets under management. Mr. Whalen holds a B.A. in Finance and Management from Merrimack College in North Andover, Massachusetts, and completed the Executive Management Program from Harvard University in 2000.

Mr. Whalen’s experience in finance and diversified lines of business, and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

Austin Hollis

Mr. Hollis, 37, currently serves as the President of Tri-Chem Specialty Chemicals, LLC, a position he has held since March 2019. Prior to his appointment as President, Mr. Hollis served as Tri-Chem’s Vice President, from January 2016 to March 2019, and Business Development Manager, from July 2008. Mr. Hollis holds a B.S. in Economics and Political Science from Texas A&M University.

Mr. Hollis’s experience relating to the food-safety industry and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

Iana Trifonova

Ms. Trifonova, 42, serves as an attorney at Trifonova Law, where she manages a caseload comprising of corporate, international, tax, immigration, entertainment, real estate, bankruptcy, and intellectual property law, a position she has held since June 2006. Ms. Trifonova holds a B.B.A. in Finance from Roosevelt University in Chicago, a J.D. from Whittier Law School, and an L.L.M. in Tax Law from Northwestern University, School of Law.

Ms. Trifonova’s legal experience and her demonstrated leadership experience led to the conclusion that she should serve as a director, in light of the Company’s business and structure.

Michael Leydervuder

Michael Leydervuder, 40, is the founding member of L Development, LLC, an entity which invests in real estate and business developments. Mr. Leydervuder has spent over 15 years in real estate and specializes in a wide array of areas including residential and commercial loans, consulting for real estate brokerage, and commercial real estate and development. Mr. Leydervuder also pays special focus on residential and commercial development projects in low income areas of Chicago.

Mr. Leydervuder’s business experience and his demonstrated leadership experience led to the conclusion that she should serve as a director, in light of the Company’s business and structure.

Richard Beleutz

Richard Beleutz, 53, is AIR Asset Management’s Founder and Chief Executive Officer and is responsible for overseeing the firm’s strategic direction and driving growth. He is the Chair of the Executive Committee, Investment Committee, and a member of the Portfolio Committee. Mr. Beleutz has nearly 30 years of experience in various capacities in the investment industry. He has closed over $1 billion in transactions for companies and investment products, has extensive deal experience in private equity and investment banking, and has an operations background as a former principal of three hedge funds. Mr. Beleutz earned a Bachelor of Arts in Economics from the University of Michigan and holds Series 7, 9, 10, 24, 63, and 79 securities registrations.

Mr. Beleutz’s experience in finance and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

Other Nominees. The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Board’s proxy statement for the 2023 Annual Meeting (which is referred to in this proxy statement as the “Board’s Statement”). There is no assurance that any of the Board’s nominees will serve as directors if any or any or all of the Shareholder Nominees are elected. For each share, shareholders will be able to cast votes equal to the number of directors up for election at the 2023 Annual Meeting.

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According to publicly available information, the Board currently consists of eight directors. Accordingly, if all of the Shareholder Nominees are elected, they would be expected to constitute a majority of the Board. Mr. Smolyansky has nominated fewer than eight directors because he believes that electing a majority of the Board will be sufficient to meet his objectives. Proxies submitted using the GREEN universal proxy card cannot be voted for more than eight nominees.

The corporate governance guidelines of the Company, which are available on the Company’s  website at https://lifewaykefir.com/wp-content/uploads/Corporate-Governance-Guidelines-Lifeway-v5.pdf, set forth guidelines to assist the Board in making a determination whether a director has a material relationship with the Company for purposes of determining independence. Based on information furnished by the Shareholder Nominees, Mr. Smolyansky believes that each of the Shareholder Nominees, other than Ludmila Smolyansky and Edward Smolyansky, is independent and none of the Participants named in this proxy statement has any knowledge of any facts that would prevent the determination that such other Shareholder Nominees are independent.

The Shareholder Nominees have not received any compensation from Mr. Smolyansky for serving as nominees, and they will not receive any compensation from Mr. Smolyansky for their services as directors of the Company if elected. If elected, each of the Shareholder Nominees will be entitled to receive from the Company compensation paid by the Company to its non-employee directors. The compensation currently paid by the Company to its non-employee directors is described in the Board’s Statement. Other than as stated in this proxy statement, there are no arrangements or understandings between us and any of the Shareholder Nominees or any other person or persons pursuant to which the nomination of the Shareholder Nominees described herein is to be made. Each of the Shareholder Nominees has consented to being named as a nominee in this proxy statement and has confirmed his or her willingness to serve on the Board if elected. In addition, each of the Shareholder Nominees understands that, if elected as a director of the Company, he or she would have an obligation to act in the best interests of the Company and the shareholders in accordance with his or her duties as a director.

Mr. Smolyansky does not expect that any of the Shareholder Nominees will be unable to stand for election. If any Shareholder Nominee is unable to serve or for good cause will not serve, Mr. Smolyansky may seek to replace such Shareholder Nominee with a substitute nominee to the extent substitution is permissible under applicable law and the Company’s organizational documents.

Mr. Smolyansky reserves the right to nominate additional persons, to the extent this is not prohibited under applicable law or the Company’s organizational documents, in the event the Company purports to increase the number of directorships, and/or the Company makes or announces any changes to the Bylaws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Shareholder Nominees or any additional nominee nominated pursuant to the foregoing, and/or any Shareholder Nominee is unable to serve or for good cause will not serve. Additional nominations made pursuant to the foregoing are without prejudice to Mr. Smolyansky’s position that any attempt to change the size of the Board or disqualify any of the Shareholder Nominees through Bylaw amendments or otherwise would constitute unlawful manipulation of the Company’s corporate governance. Mr. Smolyansky reserves the right to challenge any action by the Company that has, or if consummated would have, the effect of disqualifying any Shareholder Nominee. If Mr. Smolyansky is permitted to substitute a nominee or propose an additional nominee, he will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to any substitute nominee or additional nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act. Only in such case will the shares of common stock represented by the enclosed GREEN universal proxy card be voted for substitute nominees or additional nominees.

According to the Company, as of the record date, 14,644,762 shares of the Company’s common stock, no par value, were issued and outstanding. A majority of the aggregate voting power of the outstanding shares of common stock as of the record date must be present, in person or by proxy, at the 2023 Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of common stock present, in person and by proxy, at the 2023 Annual Meeting does not constitute the required quorum, the Company may adjourn the 2023 Annual Meeting to a subsequent date for the purpose of obtaining a quorum.

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Vote Required

Directors will be elected by a plurality of the votes cast at the 2023 Annual Meeting, meaning that the eight nominees who receive the highest number of shares voted “FOR” their election will be elected as directors. Accordingly, abstentions and broker non-votes (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions) will have no effect on the election of directors at the 2023 Annual Meeting.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file. Based on Mr. Smolyansky’s review of public filings, Ludmila Smolyansky had one late Form 4 filing in the year ended December 31, 2022 reporting two transactions.

Legal Proceedings

On April 14, 2023, the Company filed a lawsuit against Ludmila Smolyansky and Mr. Smolyansky in the Circuit Court of Cook County, Illinois (the “Court”). The Company alleged, among other claims, that they breached their contractual obligations under the Settlement Agreement, the Employment Settlement Agreement and the Endorsement Termination Agreement, as applicable, by publicly making statements that negatively commented upon the Company, including the Company’s corporate activities, Board and management and submitting Mr. Smolyansky’s notice of his intent to nominate the Shareholder Nominees. The Company is seeking specific performance of these agreements, asking the Court to order Mr. Smolyansky to rescind his nominations and seeking recovery of at least $100,000 from Mr. Smolyansky and at least $400,000 from Ludmila Smolyansky.

On May 8, 2023, Mr. Smolyansky and Ludmila Smolyansky filed a counterclaim with the Court, seeking to, among other things, enjoin any actions to reject Mr. Smolyansky’s nominations or from refusing to count votes in favor of the Shareholder Nominees.

MR. SMOLYANSKY URGES YOU TO GRANT AUTHORITY TO VOTE “FOR” THE ELECTION OF EACH OF THE SHAREHOLDER NOMINEES AND “WITHHOLD” WITH RESPECT TO EACH OF THE OPPOSED NOMINEES.

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Proposal 2
Company Proposal to Ratify Grant Thornton LLP
as the Company’s Independent Auditor for Fiscal Year 2023

As discussed in further detail in the Board’s Statement, the Board has selected Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The approval of the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the votes cast on the matter. For information regarding audit and other fees billed by Grant Thornton and the Company’s prior auditor for services rendered with respect to fiscal years 2022 and 2021, respectively, see the Board’s Statement.

Vote Required

The ratification of the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast on the proposal at the 2023 Annual Meeting. Abstentions and broker non-votes (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions), if any, will have no effect on the proposal.

MR. SMOLYANSKY DOES NOT OBJECT TO THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023 AND INTENDS TO VOTE HIS SHARES “FOR” THIS PROPOSAL.

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Proposal 3
Non-Binding Advisory Vote on Executive Compensation

As discussed in further detail in the Board’s Statement, the Company is providing shareholders with the opportunity to approve, on an advisory basis, the Company’s executive compensation in the Board’s Statement. Because this vote is advisory, it will not be binding on the Company. Based on the Board’s Statement, we believe this Proposal will be presented at the 2023 Annual Meeting as a resolution in substantially the following form:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Vote Required

The vote to approve, on an advisory basis, the Company’s executive compensation in the Board’s Statement requires the affirmative vote of a majority of the votes cast on the proposal at the 2023 Annual Meeting. Abstentions and broker non-votes (i.e., shares held as of the record date by banks, brokers or other nominees as to which the beneficial owners have given no voting instructions), if any, will have no effect on the proposal.

MR. SMOLYANSKY DOES NOT OBJECT TO THE APPROVAL, ON AN ADVISORY BASIS, OF THE DISCLOSED COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND INTENDS TO VOTE HIS SHARES “FOR” THIS PROPOSAL.

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Certain Family Relationships

Ludmila Smolyansky is the mother of (i) Julie Smolyansky, the Chairperson, Chief Executive Officer, President, Secretary and a director of the Company, and one of the Board’s nominees for election as a director, and (ii) Edward Smolyansky, one of the Shareholder Nominees. Edward Smolyansky is the sister of Julie Smolyansky.

Certain Related-Party Transactions

On March 18, 2016, the Company entered into a consulting agreement (the “Original Consulting Agreement”) with Ludmila Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Original Consulting Agreement, Ludmila Smolyansky provided consulting services to the Company for which it paid her an aggregate of $1,000,000 annually and prorated amounts for periods shorter than a year. On December 28, 2020, the Company entered into an amended and restated consulting agreement with her (the “Amended and Restated Consulting Agreement”), effective as of December 31, 2020. Under the terms of the Amended and Restated Consulting Agreement, Ludmila Smolyansky was to provide consulting services with respect to, among other things, business strategy, international expansion and product management and expansion, and the Company was to provide Ludmila Smolyansky a $500,000 annual service fee. Additionally, under the Amended and Restated Consulting Agreement, Ludmila Smolyansky had the opportunity to earn a performance based bonus award of up to $500,000. Ludmila Smolyansky did not earn any performance based bonus award in 2021 or 2022. The Amended and Restated Consulting Agreement was terminated as of January 17, 2022.

On March 14, 2016, the Company entered into an endorsement agreement (the “Endorsement Agreement”) with Ludmila Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Endorsement Agreement, Ludmila Smolyansky granted an unlimited, perpetual, non-exclusive, worldwide and, except as set forth therein, royalty free, right to use, reuse, publish, reproduce, perform, copy, create derivative works, exhibit, broadcast and display her name, image and likeness in Marketing Materials (as defined in the Endorsement Agreement). As consideration for such license, the Company agreed to pay Ludmila Smolyansky a royalty equal to $0.02 for each product or item sold by the Company during each calendar month bearing Ludmila Smolyansky’s first name, last name or other identifying personal characteristics; provided however that such royalty will not exceed $50,000 in any month and such royalty payments were to cease upon the death of Ludmila Smolyansky.

In 2021, Ludmila Smolyansky was paid $505,427 pursuant to the Amended and Restated Consulting Agreement of which $5,427 was payment in arrears for services rendered by Ludmila Smolyansky in 2020 as a result of the calendar of payments and $600,000 pursuant to the Endorsement Agreement. Ludmila Smolyansky did not receive any retainer fees in her capacity as a non-employee director.

On September 6, 2022, the Company entered into a termination agreement with Ludmila Smolyansky (the “Endorsement Termination Agreement”) that terminated the Endorsement Agreement as of September 6, 2022. Pursuant to the Endorsement Termination Agreement, the Company paid Ludmila Smolyansky a lump sum payment of $400,000 and she agreed that she had no claims against the Company under the Endorsement Agreement.

In 2022, for her service as a non-employee director, Ludmila Smolyansky earned or was paid $13,750 and was awarded Restricted Stock Units (“RSUs”) valued at $30,000 at the time of award. Of such RSUs, 1,600 will vest on each of August 31, 2023, 2024 and 2025, contingent on her continued service as a director on each applicable vesting date. No shares will be issued to Ludmila Smolyansky unless and until Danone North America Public Benefit Corporation (“Danone”) provides consent to the issuance.

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On July 27, 2022, the Company entered into a settlement agreement (the “Settlement Agreement”) with Edward Smolyansky and Ludmila Smolyansky, as amended from time to time, that terminated their potential proxy contest or solicitation with respect to the appointment of new directors to the Board. Pursuant to the Settlement Agreement, the Company agreed, among other things, that the Board’s Audit and Corporate Governance Committee would oversee a review of strategic alternatives for the Company and engage a nationally recognized financial advisor to assist it with the exploration of strategic alternatives.

On November 7, 2022, the Company, Ludmila Smolyansky and Mr. Smolyansky amended the Settlement Agreement pursuant to which Ludmila Smolyansky and Mr. Smolyansky each agreed, among other things, to (i) grant the Company a right of first refusal, subject to Danone’s right of first refusal, on substantially similar terms as Danone, (ii) extend the Standstill Obligations and all related terms under the Settlement Agreement through the date of the 2024 annual meeting of the Company’s shareholders (the “Standstill”), which includes the requirement that the Board take all necessary actions to nominate, submit to shareholders, recommend and solicit proxies for (in a manner no less favorable than its solicitation on behalf of other nominees of the Board) Ludmila Smolyansky for re-election as director; and (iii) to appear in person or by proxy and vote their respective remaining shares of Common Stock beneficially owned, individually or otherwise, and controlled by either of them and over which they have power and authority to vote during the Standstill (a) in accordance with the recommendations of the Board at any special meeting or annual meeting of the shareholders with respect to any proposal(s) not related to the sale of the Company or all or substantially all of the assets of the Company; and (b) in proportion to the vote of the other shareholders with respect to any proposal relating to any vote on the sale of the Company or all or substantially all of the assets of the Company.

On September 6, 2022, the Company entered into an agreement (the “Employment Settlement Agreement”) with Edward Smolyansky to settle certain claims related to Mr. Smolyansky’s former employment with the Company. Pursuant to the Employment Settlement Agreement, (i) the Company paid Mr. Smolyansky a lump sum of $100,000, (ii) Mr. Smolyansky agreed to be subject to customary post-employment obligations, including without limitation, an eighteen month non-compete and (iii) Mr. Smolyansky and the Company mutually released each other from all claims related to Settlement Agreement.

Jason Burdeen, Julie Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff. Mr. Burdeen does not have an employment agreement. In 2022, Mr. Burdeen’s total compensation was $173,142.

On November 7, 2022, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Ludmila Smolyansky, pursuant to which the Company purchased 850,340 shares of Lifeway common stock for $3,996,598 from Ludmila Smolyansky. In accordance with the Stock Purchase Agreement, Ludmila Smolyansky used a portion of the proceeds to satisfy in full certain obligations of Ludmila Smolyansky, which were secured by previously disclosed pledges of common stock, causing all such pledges to be released.

10

Compensation

The table below describes the cash and stock award portions of the annual retainer earned or paid to each of Ludmila Smolyansky and Edward Smolyansky in connection with their service as directors of the Company in fiscal year 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation ($)		Total ($)
Edward Smolyansky(3)	–	–	–		–
Ludmila Smolyansky	13,750	30,000	630,769	(4)	674,519

(1)	Amounts set forth herein represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Details about the amounts in the “Stock Awards” column are set forth in the table below. One-third of the restricted stock awards to Ludmila Smolyansky vest on each of August 31, 2023, 2024 and 2025.

Stock Awards Detail

Name	Vested Stock Award ($)	Restricted Stock Award ($)	Total ($)
Ludmila Smolyansky	–	30,000	30,000

(3)	Edward Smolyansky ceased being a director on August 31, 2022.
(4)	Of the All Other Compensation, (a) $30,769 represents the annual cash fees paid to Ludmila Smolyansky for her services as a consultant to the Company through January 17, 2022 of which $9,615 was paid in 2022 for services rendered in 2021 as a result of payments being made in arrears and the calendar of payment dates; and (b) $600,000 represents final royalty payments. Both relationships are discussed further in the “Certain Related Party Transactions” section below. Ludmila Smolyansky received retainer fees as a non-employee director following her re-election as director on August 31, 2022. The Amended and Restated Consulting Agreement between the Company and Ludmila Smolyansky, dated December 28, 2020, was terminated as of January 17, 2022. The Endorsement Agreement, dated March 14, 2016, between the Company and Ludmila Smolyansky pursuant to which the royalty payments were made was terminated as of September 6, 2022.

About this Solicitation

This solicitation is being made by Edward Smolyansky, and not by the Board. Mr. Smolyansky, Ludmila Smolyansky, Mr. Smolyansky and Ludmila Smolyansky acting as a group, and each of the other Shareholder Nominees are deemed participants in this solicitation under applicable SEC rules, and we refer to such persons as the “Participants.”

Proxies may be solicited by mail, facsimile, telephone, electronic mail, internet, in person and by advertisements. Mr. Smolyansky will file with the SEC all written soliciting materials, including any emails or scripts to be used in soliciting proxies on the date of first use, under a Schedule 14A. The Shareholder Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as Shareholder Nominees.

11

Mr. Smolyansky will pay the entire expense of this solicitation of proxies for the 2023 Annual Meeting by the Participants or on the Participants’ behalf. Mr. Smolyansky intends to seek reimbursement of such expenses from the Company. He does not intend to submit the question of such reimbursement to a vote of the security holders of the Company. The Board, which would include any of the Shareholder Nominees that are elected at the 2023 Annual Meeting, would be required to evaluate and consider the requested reimbursement consistent with its fiduciary duties to the Company and its shareholders. Mr. Smolyansky anticipates that the total expenses that we will incur in furtherance of, or in connection with, the solicitation of proxies for the 2023 Annual Meeting will be approximately $150,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation. As of the date hereof, Mr. Smolyansky has incurred approximately $50,000 of solicitation expenses. Any such solicitation may be made by the use of the mails, oral solicitation (including telephonic communication), e-mail, press releases, investor presentation, Internet advertising, proxy solicitation firms, and other means of written communication. As of the date hereof, neither Edward Smolyansky nor any of the Participants has engaged any employees or paid solicitors in connection with any such solicitation, nor will any of the foregoing persons employ regular employees of the Company or any of the persons identified in the preceding paragraph.

The Participants represent that they intend to, or are part of a group which intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, in support of the Shareholder Nominees.

Mr. Smolyansky is not aware of any other matters to be brought before the 2023 Annual Meeting other than as described herein. Should other matters be brought before the 2023 Annual Meeting, the persons named as proxies in the enclosed GREEN universal proxy card will vote on such matters in their discretion.

If you have already voted using the Company’s proxy card, you have every right to change your vote. You may do so by either (i) completing, signing, dating and returning the enclosed GREEN universal proxy card using the enclosed pre-paid envelope, which must be received prior to the 2023 Annual Meeting, (ii) entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth in the Board Statement), (iii) completing and returning another later-dated proxy card, which must be received prior to the 2023 Annual Meeting, (iv) delivering a written notice of revocation, which must be received prior to the 2023 Annual Meeting, to the Company’s Corporate Secretary at Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053, Attention: Corporate Secretary; or (v) attending and voting by ballot at the 2023 Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name shareholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy. Please note that if your shares are held of record by a bank, broker, or other nominee, and you decide to attend and vote at the 2023 Annual Meeting, your vote in person at the 2023 Annual Meeting will not be effective unless you present a legal proxy issued in your name from the record holder (your bank, broker, or other nominee). Accordingly, please contact the person responsible for your account and instruct that person to sign and return on your behalf the GREEN universal proxy card as soon as possible.

Proxy Card

If you vote using the GREEN universal proxy card, you may revoke your proxy or change your vote, until your shares are voted at the 2023 Annual Meeting. If you are a registered shareholder, to revoke your GREEN universal proxy card you may either: (i) deliver to the Company a written notice that the proxy card is revoked, (ii) execute a proxy bearing a later date, or (iii) attend the 2023 Annual Meeting and vote in person. If you hold your shares through a brokerage or other institution, you may change your vote by following the instructions provided to you by that brokerage or other institution.

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Certain Additional Information

The Company’s principal executive offices are located at 6431 W Oakton, Morton Grove, IL, 60053.

In order for any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, to be included in the Company’s proxy statement to be issued in connection with the 2024 annual meeting of shareholders, the Company must receive such shareholder proposal no later than December 31, 2023. All shareholder proposals must be made in writing and addressed to Lifeway’s Secretary, c/o Lifeway Foods, 6431 Oakton St., Morton Grove, IL 60053. Any such shareholder proposal submitted, including the accompanying supporting statement, may not exceed 500 words, per Rule 14a-8(d) of the Exchange Act. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2024. All shareholder proposals and proxy solicitation notices must be made in writing and addressed to Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053, Attn: Corporate Secretary.

The Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in the Company’s proxy statement. In order to be properly brought before the Company’s 2024 Annual Meeting of Shareholders, a shareholder must provide timely written notice to the Company’s Corporate Secretary, at the principal executive offices of the Company, and any such proposal or nomination must constitute a proper matter for shareholder action. The written notice must contain the information specified in the Bylaws. To be timely, a shareholder’s written notice must be received by the Company’s Corporate Secretary at its principal executive offices no earlier than February 16, 2024, and no later than March 17, 2024.

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Annex I

Additional Information Regarding the Participants

This proxy solicitation is being made by Edward Smolyansky (“Mr. Smolyansky”) and each of the other Participants named in this proxy statement.

The Participants represent that they intend to, or are part of a group which intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, in support of the Shareholder Nominees.

As of the close of business on the April 17, 2023, the Participants may be deemed to beneficially own, in the aggregate, 4,649,902 shares of the Company’s common stock (or 31.8% of the outstanding shares of Company common stock as of the record date), including 4,149,902 shares of Company common stock that are held in record name by the Participants (or 28.3% of the outstanding shares of Company common stock as of the record date). Of the foregoing 4,649,902 shares of Company common stock that may be deemed to be beneficially owned by the Participants, Mr. Smolyansky was the record holder of 1,364,439 shares; the Edward Smolyansky Trust 2/1/05 was the record holder of 833,333 shares; the Ludmila Smolyansky Trust 2/1/05 was the record holder of 1,924,787 shares; the Foundation was the record holder of 27,343 shares; and Smolyansky Family Holdings, LLC was the record holder of 500,000 shares; Mr. Smolyansky beneficially owns 50% of the shares held by Smolyansky Family Holdings, LLC and disclaims beneficial ownership of the shares of Company common stock held by Smolyansky Family Holdings, LLC, except to the extent of his pecuniary interest therein. The foregoing percentages are based on 14,644,762 shares of Company common stock outstanding as of the record date, as reported in the Board Statement.

Mr. Smolyansky’s business address is 1219 N Wells Street, Chicago, IL 60610. Ludmila Smolyansky’s business address is c/o Lifeway Foods, Inc., 6431 West Oakton St., Morton Grove, Illinois 60053. Mr. Whalen’s business address is 333 S Wabash Ave, Chicago, IL 60604. Mr. Hollis’s business address is 2600 N. Cresson Hwy., Cresson, TX 76035. Ms. Trifonova’s business address is 8501 W. Higgins Rd., Ste 420, Chicago, IL 60631. Mr. Leydervuder’s business address is 451 N. Racine Ave. Chicago, IL 60642.

Except as set forth in this proxy statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this proxy solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. Except as disclosed in this proxy statement, there are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this proxy statement, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Except as disclosed in this proxy statement, neither the Shareholder Nominees nor any associate of a Shareholder Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

14

Certain Transactions by the Participants

A record of Ludmila Smolyansky’s purchase and sale transactions during the past two years involving securities of the Company is set forth below:

Date	Amount*
5/28/21	500,000
6/2/21	15,000
6/10/21	8,000
6/28/21	5,000
6/29/21	5,000
6/30/21	5,000
8/23/21	8,500
8/24/21	5,000
8/25/21	10,000
8/26/21	5,000
8/27/21	12,838
9/20/21	4,000
11/18/21	10,000
11/30/21	15,000
12/9/21	10,000
12/10/21	10,000
11/7/22	850,340
11/30/22	100
11/30/22	92
11/30/22	4,808
11/30/22	5,000
11/30/22	100
11/30/22	2,500
11/30/22	100
11/30/22	2,300
12/01/22	212
12/01/22	111
12/01/22	530
12/01/22	5,014
12/01/22	4
12/01/22	32
12/01/22	100
12/01/22	200
12/01/22	97
12/01/22	2,700
12/01/22	500
12/01/22	1,648
12/01/22	160
12/01/22	584
12/01/22	36
12/01/22	100
12/01/22	172
12/01/22	2,800
12/02/22	8,000
12/06/22	7,500
12/12/22	20,000
12/13/22	10,000
12/14/22	5,000
12/30/22	333,333
3/30/23	125,000

* All transactions shown were dispositions of Common Stock by the Ludmila Smolyansky Trust 2/1/05. The disposition on December 30, 2022 was by gift.

15

A record of Mr. Smolyansky’s purchase and sale transactions during the past two years involving securities of the Company is set forth below:

Date	Amount
5/21/21	6,000 shares of Common Stock sold
5/24/21	4,000 shares of Common Stock sold
5/26/21	2,500 shares of Common Stock sold
5/28/21	500,000 shares of Common Stock acquired (by gift)
6/8/21	5,000 shares of Common Stock sold
6/9/21	5,000 shares of Common Stock sold
11/17/22	4,000 shares of Common Stock sold
11/17/22	6,000 shares of Common Stock sold
11/21/22	5,000 shares of Common Stock sold
12/9/22	1,883 shares of Common Stock sold
12/30/22	333,333 shares of Common Stock acquired (by gift)
1/13/23	5,000 shares of Common Stock sold
3/28/2023	5,000 shares of Common Stock sold
3/28/2023	13,000 shares of Common Stock sold
3/28/2023	7,300 shares of Common Stock sold
3/28/2023	1,100 shares of Common Stock sold
3/28/2023	1,600 shares of Common Stock sold
3/30/2023	10,000 shares of Common Stock sold
3/30/2023	786 shares of Common Stock sold
3/30/2023	200 shares of Common Stock sold
3/30/2023	14 shares of Common Stock sold
3/30/2023	4,000 shares of Common Stock sold
3/31/2023	30,000 shares of Common Stock sold

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Certain Interests of the Participants

None of the Participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2023 Annual Meeting, other than (i) Mr. Smolyansky’s and Ludmila Smolyansky’s beneficial ownership of shares of Company common stock, as summarized in this proxy statement, and their belief that the election of one or more of the Shareholder Nominees could increase the market value of such shares, (ii) Mr. Smolyansky’s and Ludmila Smolyansky’s interest in the Settlement Agreement, as the Company’s actions with respect thereto could be affected by the membership of the Board, (iii) Ludmila Smolyansky’s interest in the Settlement Agreement and Mutual General Release, dated August 30, 2022, between the Company and Ludmila Smolyansky, as the Company’s actions with respect thereto could be affected by the membership of the Board, (iv) Edward Smolyansky’s interest in the Settlement Agreement and Mutual General Release, dated September 1, 2022, between the Company and Edward Smolyansky, as the Company’s actions with respect thereto could be affected by the membership of the Board, (v) Mr. Smolyansky’s and Ludmila Smolyansky’s interest in the Stock Purchase Agreement, as the Company’s actions with respect thereto could be affected by the Membership of the Board, and (vi) any compensation the Participants would receive in connection with service as a director.

Ludmila Smolyansky is party to a Joint Filing Agreement, dated June 3, 2009, with Edward Smolyansky and Julie Smolyansky, and a Joint Filing Agreement, dated February 23, 2023, with Edward Smolyansky and the Edward Smolyansky Trust 2/1/05.

Edward Smolyansky and Ludmila Smolyansky are each a party to a Stock Purchase Agreement, dated as of October 1, 1999, among the Company, Danone Foods, Inc. (“Danone”), Michael Smolyansky and the other stockholders party thereto, including Julie Smolyansky, pursuant to which they sold certain shares of Common Stock and pursuant to which, among other things, the Company has certain indemnification obligations and Edward Smolyansky and Ludmila Smolyansky have certain contribution obligations; a Stockholders’ Agreement, dated as of October 1, 1999, among the Company, Danone, Michael Smolyansky, Edward Smolyansky and Julie Smolyansky and a related letter agreement, dated December 24, 1999, among Danone, the Company, Michael Smolyansky, Ludmila Smolyansky, Julie Smolyansky and Edward Smolyansky, pursuant to which, among other things, Danone holds certain board representation rights, rights of first refusal, pre-emptive or stock purchase rights, registration rights, information rights, consent rights, and pursuant to which Ludmila Smolyansky, Edward Smolyansky and Julie Smolyansky have made certain voting commitments.

Each of the Ludmila Smolyansky Trust 2/1/05, the Foundation, Smolyansky Family Holdings, LLC, Edward Smolyansky and Julie Smolyansky may be deemed an associate of Ludmila Smolyansky under applicable SEC rules. Each of the Edward Smolyansky Trust 2/1/05, the Ludmila Smolyansky Trust 2/1/05, the Foundation, Smolyansky Family Holdings, LLC, Ludmila Smolyansky, Julie Smolyansky and Mr. Smolyansky’s spouse may be deemed an associate of Edward Smolyansky. Mr. Whalen’s spouse may be deemed an associate of his under applicable SEC rules. Mr. Hollis’s spouse may be deemed an associate of his under applicable SEC rules. And Mr. Leydervuder’s spouse may be deemed an associate of his under applicable SEC rules. The address of each of the foregoing associates is the same as the applicable Participant’s business address, as set forth herein, except that Julie Smolyansky’s address is c/o Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053. Jason Burdeen, who is Ms. Julie Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff. Mr. Burdeen does not have an employment agreement. In 2022, Mr. Burdeen’s total compensation was $173,142, based on information set forth in the Board Statement.

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PRELIMINARY COPY SUBJECT TO COMPLETION DATED MAY 9, 2023

G R E E N P R O X Y

The undersigned hereby appoints Edward Smolyansky and Ludmila Smolyansky (collectively, the “Proxies”), and each of them acting individually or in the absence of others, with full power of substitution and re-substitution, as proxies to vote all of the undersigned’s shares at the 2023 Annual Meeting of Shareholders (including any other meeting held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “2023 Annual Meeting”) of Lifeway Foods, Inc. (the “Company”), to be held at 2:00 p.m. Central Time on June 15, 2023, in a virtual meeting format only at the following website: meetnow.global/MA2G2XN.

The undersigned acknowledges receipt of the proxy statement of Edward Smolyansky and revokes all prior proxies for the 2023 Annual Meeting.

On Proposal 1, Mr. Smolyansky recommends voting (i) “FOR” each of the Shareholder Nominees, (ii) “WITHHOLD” with respect to each of the Company Nominees other than Ludmila Smolyansky, and (iii) “FOR” the Company Nominee Ludmila Smolyansky, in each case as identified on the reverse side of this proxy. Mr. Smolyansky does not make any recommendation with respect to Proposal 2 or Proposal 3.

This proxy, when properly executed, will be voted as directed by the undersigned. If no such directions are made, this proxy will be voted in accordance with Mr. Smolyansky’s recommendation on Proposal 1, “FOR” each of Proposals 2 and 3, and in the Proxies’ discretion on any other matters brought before the 2023 Annual Meeting.

IMPORTANT — PLEASE COMPLETE, SIGN, DATE AND RETUNR THIS GREEN

PROXY CARD PROMPTLY.

(Continued and to be dated and signed on the reverse side)

^ TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD AND RETURN using the enclosed pre-paid envelope ^

Mr. Smolyansky recommends voting (i) “FOR” the election of each of the Shareholder Nominees named below, (ii) “WITHHOLD” with respect to each of the Company Nominees other than Ludmila Smolyansky, and (iii) “FOR” the Company Nominee Ludmila Smolyansky.

Proposal 1 Instructions: Vote “FOR” only up to eight (8) nominees in total. If you mark a vote with respect to less than eight (8) nominees in Proposal 1, your shares will only be voted “FOR” those nominees you have so marked. If you vote “FOR” more than eight (8) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. If no directions are made, this proxy will be voted in accordance with Mr. Smolyansky’s recommendation on Proposal 1.

Shareholder Nominees:			Company Nominees:
	FOR	WITHHOLD		FOR	WITHHOLD
Richard Beleutz	☐	☐	Juan Carlos (“JC”) Dalto	☐	☐
Austin Hollis	☐	☐	Jody Levy	☐	☐
Michael Leydervuder	☐	☐	Dorri McWhorter	☐	☐
Edward Smolyansky	☐	☐	Perfecto Sanchez	☐	☐
Ludmila Smolyansky	☐	☐	Jason Scher	☐	☐
Iana Trifonova	☐	☐	Pol Sikar	☐	☐
Robert Whalen	☐	☐	Julie Smolyansky	☐	☐
			Ludmila Smolyansky	☐	☐

Proposal 2. To ratify Grant Thornton LLP as the Company’s independent auditor for fiscal year 2023:

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3. To approve, by non-binding advisory vote, executive compensation:

FOR	AGAINST	ABSTAIN
☐	☐	☐

Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within box	Signature 2 — Please keep signature within box